SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                December 4, 2003

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                          BARRETT BUSINESS SERVICES, INC.
                (Exact name of registrant as specified in charter)

                                     Maryland
                  (State or other jurisdiction of incorporation)

                                     0-21886
                                (SEC File Number)

                                   52-0812977
                        (IRS Employer Identification No.)

                 4724 S.W. Macadam Avenue
                      Portland, Oregon                     97239
         (Address of principal executive offices)        (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 220-0988

Item 5.  Other Events.

          On December 4, 2003, Barrett Business Services, Inc. (the "Company"), issued a press release announcing that it has reached an agreement in principle to acquire certain assets of Skills Resource Training Center ("SRTC") pursuant to an asset purchase agreement effective January 1, 2004. As consideration for the acquisition, the Company will pay $3 million in cash due upon closing and issue up to $2 million in shares of the Company's common stock based on its current market price. The number of shares to be issued will be subject to adjustment based on the level of financial performance achieved by SRTC offices during calendar 2004. The press release is filed with this report as Exhibit
99.1 and is incorporated into this report by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.

         (c) The following exhibits are filed with this report:

             99.1 Press release of the Company, issued December 4, 2003.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BARRETT BUSINESS SERVICES, INC.


Dated:  December 5, 2003                By:  /s/ Michael D. Mulholland
                                            -------------------------------
                                            Michael D. Mulholland
                                            Vice President - Finance